Exhibit 23.1

MOEN AND COMPANY LLP

Securities Commission Building
PO Box 10129, Pacific Centre
Suite 1400 - 701 West Georgia Street
Vancouver, British Columbia
Canada V7Y 1C6
Telephone: (604) 662-8899
Fax: (604) 662-8809
Email: moenca@telus.net

December 8, 2006

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our auditors' report dated June 12, 2006 covering the audited financial statements of Gold Rock Resources Inc. as at April 30, 2006 and for the period from March 14, 2006 (date of inception) to April 30, 2006 included in the Registration Statement on Form SB-2A and related Prospectus of Gold Rock Resources Inc. for the registration of shares of its common stock.

Yours very truly,

MOEN AND COMPANY LLP,

MOEN AND COMPANY LLP
 Moen and Company LLP